Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(823,580)
Unrealized Gain (Loss) on Market Value of Futures	1,229,740
Dividend Income	6,345
Interest Income	8,571
Total Income (Loss)	$421,076

Expenses
General Partner Management Fees	$4,680
Professional Fees	2,743
Brokerage Commissions	1,008
Non-interested Directors' Fees and Expenses	80
Prepaid Insurance Expense	62
NYMEX License Fee	117
Total Expenses	8,690
Expense Waiver	(2,831)
Net Expenses	$5,859
Net Income (Loss)	$415,217

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/18	$8,894,366
Net Income (Loss)	415,217

Net Asset Value End of Month	$9,309,583
Net Asset Value Per Share (200,000 Shares)	$46.55

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612